UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):            May 31, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

601 Lee Road, Chesterbrook Corporate Center Wayne, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On May 31, 2007, we and InterSystems Corporation entered into an amendment (the “Amendment”) of the Value Added Remarketing Agreement (the “VAR Agreement”) among us and InterSystems Corporation pursuant to which InterSystems Corporation has agreed to extend until May 31, 2012 its license to us of a database module that is utilized in our Advanced Medical Management module.  In addition, we agreed to new pricing terms under the VAR Agreement (the “Amended and Restated Price List”).

A copy of the Amended and Restated Price List and the Amendment are attached hereto as Exhibits 10.14(iii) and 10.14(v), respectively, and are incorporated herein by reference. The foregoing description of the Amended and Restated Price List and the Amendment is qualified in its entirety by reference to the full text of the Amended and Restated Price List and the Amendment.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are furnished with this Form 8-K:

Exhibit No.		Description

10.14(iii)	#	Amended and Restated Price List.

10.14(v)		Amendment to Value Added Remarketing Agreement between MEDecision, Inc. and InterSystems Corporation dated May 31, 2007.

# An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 406 of the Securities Act of 1933 and Rule 24b-2 of the Securities Exchange Act of 1934, of portions of these exhibits. These portions have been omitted from these exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: June 6, 2007	By:	/s/ Carl E. Smith
Name: Carl E. Smith
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description

10.14(iii)	#	Amended and Restated Price List.

10.14(v)		Amendment to Value Added Remarketing Agreement between MEDecision, Inc. and InterSystems Corporation dated May 31, 2007.

# An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 406 of the Securities Act of 1933 and Rule 24b-2 of the Securities Exchange Act of 1934, of portions of these exhibits. These portions have been omitted from these exhibits.